Exhibit 23.0
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
OceanFirst Financial Corp.:

We consent to the incorporation by reference in the registration statement (No. 333-215270; No. 333-215269; No. 333-177243; No. 333-141746; No. 333-222811; No. 333-213307; No. 333-209590; and No. 333-220235) on Form S-8 of OceanFirst Financial Corp., of our reports dated February 28, 2020, with respect to the consolidated statements of financial condition of OceanFirst Financial Corp. and subsidiaries (the Company) as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of the Company.
/s/ KPMG LLP
Short Hills, New Jersey
February 28, 2020